Exhibit 99.1
Over Capacity, Low Pricing & Lack of Investment The Road to a Softwood Pulp Shortage May Pulp Week 2009

Forward Looking Statements The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this presentation contains statements that are forward-looking, such as statements relating to results of operations and financial conditions and business development activities, as well as capital spending and financing sources. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of Mercer. For more information regarding these risks and uncertainties, review Mercer’s filings with the United States Securities and Exchange Commission. 2

Company Overview ? Mercer is the largest publicly traded NBSK(1) market pulp producer in the world ??Operates three pulp mills with 1.46 million ADMT(2) of capacity Rosenthal Stendal (3) Celgar (Germany) (Germany) (BC, Canada) 325,000 ADMT 635,000 ADMT 495,000 ADMT (1) NBSK = northern bleached softwood kraft (2) ADMT = air dried metric tonnes (3) Stendal is a 74.9% owned facility 3

Our Strategy & Purpose Mercer’s core purpose is providing fiber, renewable energy and chemicals from sustainable sources, for essential human needs Focus on NBSK market pulp ?Premium grade kraft pulp that generally obtains the highest price Operate modern, world-class NBSK pulp production facilities ?Target profitability in all market conditions ?Limit ongoing capital requirements Improve efficiency and reduce production costs ?Focus on continuous improvement Focus on energy production Grow assets and earnings ?Organically and through acquisitions ?Short-term focus on sustainability of business

NBSK Market Pulp Capacity By Producer ? By capacity, Mercer is the largest publicly traded NBSK market pulp producer in the world Market NBSK Pulp Capacity by Producer Sodra Cell Mercer Canfor Pulp Trust Ilim Pulp Producers Domtar Stora Enso (1) NBSK Tembec Market West Fraser Heinzel Metsa-Botnia (2) Weyerhaeuser SFK Pulp — 250 500 750 1,000 1,250 1,500 000’s Tonnes of Market NBSK Pulp Capacity (1) In 2008, Stora permanently closed 550,000 tonnes of NBSK capacity, it is not clear how this volume is attributed to Stora’s integrated and market pulp capacities (2) In Q1-2009, Botnia will permanently close its 450,000 tonne Kaskinen pulp mill. It is not clear how much of this capacity is attributed to NBSK and how much is NBHK Source: Public filings of individual companies 5

Lack of Investment Technically old assets, when combined with low average mill capacity, do not create ideal conditions for reinvestment ?Older mills can support maintenance capital, but not large capital requirements ?Older mills are generally net energy consumers and it is nearly impossible to significantly shift the energy balance without major capital investments ?There is a significant cluster of older smaller mills, mainly in North America, that will cease operations because their capital requirements are too large and their operational inefficiencies make them uncompetitive 750 Weighted Average Technical Age 4Q07 19 years STRONG 600 Potlatch Weyerhaeuser Botnia 1,000 mt/a Terrace Bay Ilim Mercer 450 Capacity, Canfor Södra UPM SCA SFK Heinzel Weighted Average Capacity 380,000 t/a 300 P&T Stora Enso Mill Domtar West Fraser Billerud 150 Boise Catalyst Mondi WEAK 0 Note: Bubble sizes represent market and 30 25 20 15 10 5 0 integrated pulp productions Technical Age, Years 6 Source: Pöyry Forest Industry Consulting

Lack of Investment Technical Age of Global Recovery Boiler Capacity ? Examining the technical 60 age of assets more closely, almost half of all 50 North American recovery boilers are greater than 30 40 years old ? The recovery boiler is the 30 heart of the pulp mill and the largest capital cost 20 item Years since Recovery Boiler start up ? End of life decisions for 10 many mills will be driven North America by aversion for large 0 capital investments in old 0% 20% 40% 60% 80% 100 % assets Cumulative recovery boiler capacity Source: Pöyry Forest Industry Consulting 7

Low Pricing Quarterly Average RISI Price Delivered to N. Europe USD CAD EURO 1200 1100 Tonne 1000 900 Per 800 CAD Price 700 NBSK USD 600 500 EURO 400 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 2000 2001 2002 2003 2004 2005 2006 2007 2008 Source: RISI tables Pricing in CAD & EUR terms has been relatively flat over the last five years. Pricing in recent months has plummeted to levels that are not sustainable for many high cost, older mills 8

Low Pricing Impact ?From a Canadian Production Cost Index — NBSK Canada (Weighted Average) perspective, production cost 1 3 0 increases have outpaced price increases on an index 1 2 0 basis · This pricing disparity is 1 1 0 most prevalent for smaller, older mills 1 0 0 ?The current price and production cost levels will P ro d u c tio n c o s t, 9 0 force further mill closures C a n a d ia n $ N B S K lis t p ric e , ?Cost reductions have not C a n a d ia n $8 0 kept pace with price 04 420052005 0620062007 007 0820082009 — 20- 200-— 20-— 2- 20—declines 1 1 1 Q3 Q Q3 Q1 Q3 Q Q3 Q1 Q3 Q Q1 Source: Hawkins Wright Note: Pricing data is PIX US NBSK 9

Structural Shift of Global Fiber Costs ? The transition to bio-energy economics is happening with Europe at the forefront, and other first world jurisdictions following suit ? Historically, wood has been priced in the market based on its value for alternative uses, such that saw logs were more valuable than pulpwood ? Wood’s energy value has not, until recently, had an effect on market pricing of wood ? We see a correlation forming between wood values and energy. It can be observed most significantly in the correlation of industrial wood prices to pellet prices in Europe ? With oil at US$50 per barrel and 1 odmt of pellets equating to 3.36 barrels of oil, pellets have a value of US$168 / odmt ? Electric utilities realize additional value by using wood, as they can reduce their spending on carbon credits 10

Structural Shift of Global Fiber Costs ? At US$50/ barrel of oil, wood should Global Average Wood Fiber Price be valued at approximately $120 US$168/odmt $110 ??With premiums paid for green energy, the energy sectors demand for wood has caused increased competition and /Odmt $100 $ has begun to affect pricing US $90 ??Pulp markets have started becoming less of a driver in wood $80 pricing 05 05 006 06 007 07 08 Reduced sawmill output has also 20 20 2 20 2 20 2008 20 ??- — - — - — - — 1 3 1 3 1 3 1 3 Q Q Q Q Q Q Q Q caused a global fiber scarcity, which will also temper the drop in wood costs Wood prices are falling but we will not see historic lows, which will further challenge the economics of older mills 11

Demand Changes for Premium Pulp ? Substitution of NBSK with lower value pulps has been occurring for well over a decade ? In recent years, we have seen end user demand shift from basic printing and writing papers to more premium grades such as tissue, lightweight coated and specialty grades 12

Demand Changes for Premium Pulp Higher production Lower basis speeds = more ??NBSK is an essential strength weights = more Premium pulp component in a wide range of TAD tissue Premium pulp usage Growing demand capacity requires paper products more Premium usage — tissue and printing and pulp in furnish ??Technological evolution of writing papers industry, i.e. faster paper machines, increases minimum NBSK requirements in many cases New coating concepts reduce ??Papers moving toward lighter New papermaking strength weights, more coatings / New tissue technology requirements in technology = reduces Premium fillers, and increased recycled base sheet more Southern pulp usage content, making the NBSK pulp usage content increasingly important Increased Premium pulp demand in key segments will more than offset the reduced Premium pulp usage in some furnishes 13

MERCER

Softwood Substitution in Western Europe


European price differential v softwood consumption growth
BSKP at a premium
BSKP / BHKP price differential (US$/t)
BHKP at a premium
120
60
0
-60
-120
BSKP / BHKP price differential
Left scale
BSKP consumption growth*
5%
0%
-5%
-10%
-15%
-20%
-25%
Softwood pulp consumption growth (YoY %chg)
Jan-02
Jan-03
Jan-04
Jan-05
Jan-06
Jan-07
Jan-08
Jan-09
* Consumption data based upon 6-month moving average
Source: Hawkins Wright Research/Utipulp

Softwood has been selling at a premium for 24 months

- Between 2006 and the end of 2008, softwood pulp demand had not weakened and the market was well balanced
- From 2008 forward, we have seen a deterioration in the European market largely attributed to a cooling economy and shift of consumption to newer machines in China, where consumption has increased

14

Demand Growth for Market Wood Pulp: 2007 — 2020 Western Europe and North America account for 34% and 17% of world demand for market wood pulp, respectively. China’s share is nearly 18% but increasing rapidly —by 2020 China will account for 27% of world demand for market pulp Source: Poyry *) Growth calculated from 3 year average 2005-2007 Source: Pöyry Forest Industry Consulting 15

Over-Capacity is Being Reduced ? Demand has been outpacing supply over the long term, indicated by the upward trend of the demand:capacity ratio seen below ? Short term market distortions will force permanent closures, setting the stage for future shortages as demand continues to grow Historic NBSK Demand versus Practical Maximum Capacity Capacity (tonnes) Demand (tonnes) Demand:Capacity Ratio 16,000 100% 14,000 95% 12,000 10,000 90% 8,000 6,000 85% Demand / Supply (%) 000’s of tonnes 4,000 80% 2,000 0 75% 7 999 02 7 990 995 99 998 000 0 003 004 005 00 008 1 1 1996 1 1 1 22001 2 2 2 22006 2 2 Source: Pulp & Paper Products Council Year Short term market distortions will force permanent closures, setting the stage for future shortages as demand continues to grow 16

NBSK Tightening of Supply and Demand ? The gap between supply and demand widened in 2008 ? We had expected this to narrow in 2008 but the economic turmoil caused a sharp reduction in demand for all commodities ? The trend of the demand:capacity spread over the last decade has been structural, while the recent uptick is more of a market impact Historic NBSK Demand versus Practical Maximum Capacity Capacity (tonnes) Demand (tonnes) Demand:capacity Spread 16,000 35% 14,000 30% 12,000 25% Exceeds Demand 10,000 20% 8,000 15% % Supply 6,000 000’s of tonnes 4,000 10% 2,000 5% 0 0% 6 7 8 2 4 5 6 9 9 9 0 0 0 19901995 9 9 9 001 0 0 0 1 1 1 1999 2000 2 2002003 2 2 2 20072008 Year 17 Source: Pulp & Paper Products Council

NBSK Capacity Curtailments Global NBSK Capacity Curtailments Q2-2008 to Q2-2009 16,000 tonnes) 14,000 12,000 (000s 10,000 8,000 Capacity 6,000 4,000 NBSK 2,000 0 Total NBSK Total NBSK Temporary Indefinite Permanent Market Pulp Closures Closures Closures Closures From Q2-2008, the total announced volume of capacity closures total 1,631,000 for temporary NBSK capacity curtailments; 1,096,000 ADMT for indefinite closures; and 2,374,000 ADMT for permanent closures1,2 1 Source: TerraChoice Market Services Inc., individual company Press Releases 2 Based on 2008 global annual NBSK capacity of 14,195,000 ADMT (PPPC Supply and Demand — Market Pulp, March 2009) 18 Note: These numbers are best estimates only. Some volumes include undisclosed percentages of non-NBSK grades. As well, more companies have policies of not reporting downtime information

MERCER

NBSK Capacity Closures

Company	Location	Closure - Quarter	Pulp Type	Idled Volume (000's t)
*Indefinite Closures **				
Buchanan Forest Products	Terrace Bay, ON	Q1-2009	NBSK	360
Catalyst Paper	Crofton, BC	Q1-2009	NBSK	396
Boise Cascade	Wallula, Washington	Q4-2008	NBSK	120
Worthington Mackenzie Inc. (P&T)	Mackenzie, BC	Q2-2008	NBSK	220
Subtotal				***1,096***
Permanent Closures				
Boise Cascade	St. Helens, Oregon	Q1-2009	NBSK, BHK	276
Botnia	Kaskinen, Finland	Q1-2009	NBSK, BHK	444
Tembec Inc.	Marathon, ON	Q1-2009	NBSK	192
Domtar	Lebel-sur-Quevillon, QC **	Q4-2008	NBSK	300
Lee & Man (EverGreen Pulp)	Samoa, California	Q4-2008	NBSK	408
Stora Enso	Norrsundet, Sweden	Q4-2008	NBSK	300
UPM	Tervasaari, Finland	Q4-2008	NBSK, UKP	204
Stora Enso	Kemijarvi, Finland	Q2-2008	NBSK	250
Subtotal				***2,374***
Total Capacity Closures				**3,470**

** Monthly indefinite closure volumes multiplied by 12 to arrive at an annual indefinite closure volume*

*** Mill has been idled since Q4-2005, but Domtar recently announced its change to a permanent closure*

From Q2-2008, the total announced volume of capacity closures total 1,631,000 for temporary NBSK capacity curtailments; 1,096,000 ADMT for indefinite closures; and 2,374,000 ADMT for permanent closures[1,2]

[1] Source: TerraChoice Market Services Inc., individual company Press Releases

[2] Based on 2008 global annual NBSK capacity of 14,195,000 ADMT (PPPC Supply and Demand – Market Pulp, March 2009)

Note: These numbers are best estimates only. Some volumes include undisclosed percentages of non-NBSK grades. As well, more companies have policies of not reporting downtime information

19

Supply Removal 60 1600 Recession Recession Recession Recession Recession 1973-75 1980-82 1990-91 2000-01 2008-10 1400 50 1200 40 1000 30 800 NBSK price $600 /t 20 400 Market pulp demand (millions t) Pulp Demand 10 200 Price 0 0 5 7 9 5 7 9 7 9 1 7 9 Source: Hawkins Wright Q173 7 Q17 Q17 8 9 0 Q1 Q181 Q183 Q1 Q18 Q18 Q191 Q193 Q195 Q1 Q19 Q10 Q103 Q105 Q1 Q10 Historically, recessions have helped to remove weaker mills from the market place. This time is no different, however: ?Older NBSK mills have not had a long run of high profits prior to the down-turn ?Equipment has aged over the cycle and fewer upgrades have been made Result: Old mills will close at a much higher rate 20

Market Distortions The U.S alternative fuel tax credit has the potential to significantly distort our thesis on old mills reaching ‘end of life’ situations 21

U.S. Alternative Fuel Tax Credit Misplaced subsidy is distorting global pulp markets IP received US$71.6 Subsidy’s intended Subsidy’s actual million for a single application: application: month of operations to encourage the mixing of very significant tax credits alternative fuels to reduce given to US P&P mills for the amount of diesel fuel increasing the amount of Subsidy will provide estimated US$6 billion burned diesel fuel burned in subsidies to US P&P producers ? Estimated to offset $200 / Admt in costs for BSK and $160 / Admt for BHK ?Effectively making US BSK mills global cost leaders and making US BHK mills cost competitive with South American global cost leaders Conclusion: Distorted pulp markets will force more efficient unsubsidized mills to close, leaving less efficient US mills running until the subsidies stop. This has potential to create very serious supply shortages as the natural order of ‘who runs and who does not’ is thrown upside down 22 Source: Pöyry Forest Industry Consulting

U.S. Alternative Fuel Tax Credit Cost Competitiveness of US BSK Without Fuel Tax Credits 23 Source: Pöyry Forest Industry Consulting

U.S. Alternative Fuel Tax Credit Cost Competitiveness of US BSK With Fuel Tax Credits 24 Source: Pöyry Forest Industry Consulting

The Road to a Softwood Pulp Shortage Conclusions: ? Older softwood pulp mills will close at a much higher rate than in past recessions ? From an energy perspective, unless there is a change in how customers value forest based products, the industry will not continue in its current state; this will create further capacity declines ? Global demand for softwood pulp will continue to grow over the long term The combination of the above elements creates a recipe for a softwood pulp shortage 25